EXHIBIT 23.1

CONSENT OF FARBER & HASS LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the NetLojix Communications, Inc. 1997 Stock Incentive Plan (Form S-8 No. 333-30725) and NetLojix Communications, Inc. 1998 Stock Incentive Plan (Form S-8 No. 333-64769) of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of NetLojix Communications, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                                            /s/ FARBER & HASS LLP

Oxnard, California
March 25, 2002